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                                                             EXHIBIT 23.9

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 Registration Statement of Form S-8 (333-36463) of our report dated June 7, 1996, except as to Note 9, which is as of October
24, 1996, relating to the financial statements of Fortran Corp. for the years ended March 31, 1996 and 1995, which report appears in the Annual Report on Form 10-K/A of U.S. Office Products Company for the year ended April 26, 1997.


/s/ GARY A. KOEHMSTEDT

Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC
November 18, 1997